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                                                                     EXHIBIT 4.2

         BMC Software, Inc. 2002 Nonemployee Director Stock Option Plan


                               BMC SOFTWARE, INC.

                   2002 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

                                   I. PURPOSE

         The purpose of the BMC SOFTWARE, INC. 2002 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN (the "Plan") is to provide a means through which BMC SOFTWARE, INC., a Delaware corporation (the "Company"), may attract able persons to serve as Nonemployee Directors and to provide a means whereby Nonemployee Directors can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its Affiliates. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Affiliates. Accordingly, the Plan provides for the granting of Options to Nonemployee Directors as provided herein.

                                II. DEFINITIONS

         The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

         (a) "AFFILIATE" means any corporation, partnership, limited liability company or partnership, association, trust or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company.

         (b) "BOARD" means the Board of Directors of the Company.

         (c) "CODE" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

         (d) "COMMITTEE" means a committee of the Board that is selected by the Board as provided in Paragraph IV(a).

         (e) "COMMON STOCK" means the common stock, par value $.01 per share, of the Company, or any security into which such common stock may be changed by reason of any transaction or event of the type described in Paragraph VIII.

         (f) "COMPANY" means BMC Software, Inc., a Delaware corporation.

         (g) "CORPORATE CHANGE" shall have the meaning assigned to such term in Paragraph VIII(c) of the Plan.

         (h) "FAIR MARKET VALUE" means, as of any specified date, the mean of the high and low sales prices of the Common Stock (i) reported on the stock exchange composite tape on that date or (ii) if the Common Stock is not listed on a national stock exchange, reported by the National Market System of NASDAQ on that date (or such other reporting service approved by the Committee); or, in either case, if no prices are reported on that date, on the last preceding



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date on which such prices of the Common Stock are so reported. If the Common
Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

         (i) "1934 ACT" means the Securities Exchange Act of 1934, as amended.

         (j) "NONEMPLOYEE DIRECTOR" means an individual who is a member of the Board and who is not an employee of the Company or any Affiliate.

         (k) "OPTION" means an award granted under Paragraph VII of the Plan.

         (l) "OPTION AGREEMENT" means a written agreement between the Company and a Nonemployee Director with respect to an Option.

         (m) "PLAN" means the BMC Software, Inc. 2002 Nonemployee Director Stock Option Plan, as amended from time to time.

         (n) "RULE 16b-3" means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

         (o) "STOCK APPRECIATION RIGHT" shall have the meaning assigned to such term in Paragraph VII(d) of the Plan.

                  III. EFFECTIVE DATE AND DURATION OF THE PLAN

         The Plan shall become effective upon the date of its adoption by the Board, provided the Plan is approved by the stockholders of the Company within 12 months thereafter. Notwithstanding any provision in the Plan or in any Option Agreement, no Option shall be exercisable prior to such stockholder approval. No further Options may be granted under the Plan after 10 years from the date the Plan is adopted by the Board. The Plan shall remain in effect until all Options granted under the Plan have been exercised or expired.

                               IV. ADMINISTRATION

         (a) COMPOSITION OF COMMITTEE. The Plan shall be administered by a committee of, and appointed by, the Board that shall be comprised solely of two or more nonemployee directors (within the meaning of the term "Non-Employee Director" as defined in Rule 16b-3).

         (b) POWERS. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine which Nonemployee Directors shall receive an Option, the time or times when such Option shall be granted, and the number of shares to be subject to each Option. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective Nonemployee Directors, their present and potential



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contribution to the Company's success and such other factors as the Committee in its discretion shall deem relevant.

         (c) ADDITIONAL POWERS. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the respective Option Agreements executed hereunder, to prescribe rules and regulations relating to the Plan, to determine the terms, restrictions and provisions of each Option Agreement, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Paragraph IV shall be conclusive.

                V. SHARES SUBJECT TO THE PLAN; GRANT OF OPTIONS

         (a) SHARES SUBJECT TO THE PLAN. Subject to adjustment in the same manner as provided in Paragraph VIII with respect to shares of Common Stock subject to Options then outstanding, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 1,000,000 shares. Shares shall be deemed to have been issued under the Plan only (i) to the extent actually issued and delivered pursuant to an Option or (ii) to the extent an Option is settled in cash. To the extent that an Option lapses or the rights of its holder terminate, any shares of Common Stock subject to such Option shall again be available for the grant of an Option under the Plan.

         (b) GRANT OF OPTIONS. The Committee may from time to time grant Options to one or more Nonemployee Directors determined by it to be eligible for participation in the Plan in accordance with the terms of the Plan.

         (c) STOCK OFFERED. Subject to the limitations set forth in Paragraph V(a), the stock to be offered pursuant to the grant of an Option may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan.

                                VI. ELIGIBILITY

         Options may be granted only to persons who, at the time of grant, are Nonemployee Directors. An Option may be granted on more than one occasion to the same person.

                               VII. OPTION TERMS

         (a) OPTION PERIOD. The term of each Option shall be as specified by the Committee at the date of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant.



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         (b) LIMITATIONS ON EXERCISE OF OPTION. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

         (c) NO INCENTIVE STOCK OPTIONS. Options granted under the Plan shall not be treated as incentive stock options within the meaning of section 422(b) of the Code.

         (d) OPTION AGREEMENT. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve. Each Option Agreement shall specify the effect of termination of membership on the Board on the exercisability of the Option. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Moreover, an Option Agreement may provide for a "cashless exercise" of the Option by establishing procedures satisfactory to the Committee with respect thereto. Further, an Option Agreement may provide for the surrender of the right to purchase shares under the Option in return for a payment in cash or shares of Common Stock or a combination of cash and shares of Common Stock equal in value to the excess of the Fair Market Value of the shares with respect to which the right to purchase is surrendered over the option price therefor ("Stock Appreciation Rights"), on such terms and conditions as the Committee in its sole discretion may prescribe. The terms and conditions of the respective Option Agreements need not be identical. Subject to the consent of the holder of an Option, the Committee may, in its sole discretion, amend an outstanding Option Agreement relating to such Option from time to time in any manner that is not inconsistent with the provisions of the Plan (including, without limitation, an amendment that accelerates the time at which the Option, or a portion thereof, may be exercisable).

         (e) OPTION PRICE AND PAYMENT. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee but, subject to adjustment as provided in Paragraph VIII, such purchase price shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Committee. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee.

         (f) RESTRICTIONS ON REPRICING OF OPTIONS. Except as provided in Paragraph VIII, the Committee may not, without approval of the stockholders of the Company, amend any outstanding Option Agreement to lower the option price (or cancel and replace any outstanding Option Agreement with Option Agreements having a lower option price).

         (g) STOCKHOLDER RIGHTS AND PRIVILEGES. The holder of an Option shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in such holder's name.

         (h) OPTIONS AND RIGHTS IN SUBSTITUTION FOR OPTIONS GRANTED BY OTHER ENTITIES. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for options held by individuals providing services to corporations or other entities



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who become Nonemployee Directors as a result of a merger or consolidation or other business transaction with the Company or any Affiliate.

                    VIII. RECAPITALIZATION OR REORGANIZATION

         (a) NO EFFECT ON RIGHT OR POWER. The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's or any Affiliate's capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

         (b) SUBDIVISION OR CONSOLIDATION OF SHARES; STOCK DIVIDENDS. The shares with respect to which Options may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.

         (c) RECAPITALIZATIONS AND CORPORATE CHANGES. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of Common Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock and securities to which the Nonemployee Director would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Nonemployee Director had been the holder of record of the number of shares of Common Stock then covered by such Option. If (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity, (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the 1934 Act acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a "Corporate Change"), no later than
(x) 10 days after the approval by the stockholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of directors or (y) 30 days after a Corporate Change of the type described in clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Option holder, shall effect one or more of the following alternatives, which



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alternatives may vary among individual Option holders and which may vary among
Options held by any individual Option holder: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Option holders thereunder shall terminate, (2) require the mandatory surrender to the Company by selected Option holders of some or all of the outstanding Options held by such Option holders (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and cause the Company to pay to each such holder an amount of cash per share equal to the excess, if any, of the amount calculated in Subparagraph (d) below (the "Change of Control Value") of the shares subject to such Option over the exercise price(s) under such Options for such shares, or (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding), including, without limitation, adjusting an Option to provide that the number and class of shares of Common Stock covered by such Option shall be adjusted so that such Option shall thereafter cover securities of the surviving or acquiring corporation or other property (including, without limitation, cash) as determined by the Committee in its sole discretion.

         (d) CHANGE OF CONTROL VALUE. For the purposes of clause (2) in Subparagraph (c) above, the "Change of Control Value" shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows:
(i) the per share price offered to stockholders of the Company in any such merger, consolidation, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to stockholders of the Company in any transaction described in this Subparagraph (d) or Subparagraph (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

         (e) OTHER CHANGES IN THE COMMON STOCK. In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after the date of the grant of any Option and not otherwise provided for by this Paragraph VIII, such Option and the related Option Agreement shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Common Stock or other consideration subject to such Option. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, or upon the occurrence of any other event described in this Paragraph VIII, the aggregate number of shares available under the Plan shall be appropriately adjusted to the extent, if any, determined by the Committee, whose determination shall be conclusive.



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         (f) STOCKHOLDER ACTION. Any adjustment provided for in the above
Subparagraphs shall be subject to any required stockholder action.

         (g) NO ADJUSTMENTS UNLESS OTHERWISE PROVIDED. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Options theretofore granted or the purchase price per share.

                   IX. AMENDMENT AND TERMINATION OF THE PLAN

         The Board in its discretion may terminate the Plan at any time with respect to any shares of Common Stock for which Options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in the Plan may be made that would impair the rights of the holder of an Option theretofore granted without the consent of such holder, and provided, further, that the Board may not, without approval of the stockholders of the Company, amend or delete Paragraph VII(f).

                                X. MISCELLANEOUS

         (a) NO RIGHT TO AN OPTION. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give a Nonemployee Director any right to be granted an Option or any other rights hereunder except as may be evidenced by an Option Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Option Agreement.

         (b) NO MEMBERSHIP RIGHTS CONFERRED. Nothing contained in the Plan shall confer upon any individual any right with respect to continuation of membership on the Board.

         (c) OTHER LAWS; WITHHOLDING. The Company shall not be obligated to issue any Common Stock pursuant to any Option granted under the Plan at any time when the shares covered by such Option have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules and regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Options any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

         (d) NO RESTRICTION ON CORPORATE ACTION. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action



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would have an adverse effect on the Plan or any Option. No Nonemployee Director, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

         (e) RESTRICTIONS ON TRANSFER. An Option shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iii) with the consent of the Committee.

         (f) GOVERNING LAW. THE PLAN SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.




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